Exhibit 99.1

COMSTOCK FUELS EXECUTES AGREEMENT WITH HEXAS BIOMASS

Combines Pioneering Bioleum Refining Process with High Yield Energy Crops to Create Perpetual “Drop-In Permian Basins” with the Capacity for Domestic Energy Dominance

OKLAHOMA CITY, OKLAHOMA – JANUARY 21, 2025 – Comstock Inc. (NYSE American: LODE) today announced that its subsidiary, Comstock Fuels Corporation (“Comstock Fuels”), a leader in advanced lignocellulosic technologies, has executed an agreement with Hexas Biomass Inc. (“Hexas”), securing exclusive rights to Hexas’ intellectual properties in liquid fuels applications, subject to certain pre-existing agreements and relationships.

Domestic Energy Dominance

Comstock Fuels delivers advanced lignocellulosic biomass refining solutions that set industry benchmarks for production of renewable BioleumTM fuels at market-leading yields of up to 140 gallons per dry metric ton of feedstock (on a gasoline gallon equivalent basis, or “GGE”), depending on feedstock, site conditions, and other process parameters.

Hexas has developed a suite of proprietary intellectual properties for the propagation, production, harvesting, and processing of purpose grown energy crops with proven yields exceeding 25 to 30 dry metric tons per acre per year, or about 4 to 7 times the yields of traditional forestry species. Hexas crops are specifically designed to thrive in diverse environments, including marginal or underutilized lands, that complement and enhance the current agricultural ecosystem without disrupting or competing with food production.

The combination of Comstock Fuels’ high yield Bioleum refining platform and Hexas’ high yield energy crops allows for the production of enough feedstock to produce upwards of 100 barrels of fuel per acre per year, effectively transforming marginal agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost domestic energy independence and expand and elevate rural economies while using regenerative agricultural practices. For comparison, producers of soy and corn only net about 2 and 10 barrels of biofuel per acre per year, respectively.

The New Standard in Oil

“The U.S. DOE has previously estimated that America can produce upwards of one billion tons per year of biomass for conversion into transportation fuels,” said Kevin Kreisler, Comstock Fuels’ chief technology officer. “That’s enough to produce more than 3 billion barrels of fuel per year with our refining solutions. Converting just 5% of America’s agricultural lands, or about 40 million acres, into profitable fuel farms with Hexas’ high yield energy crops would double that output with Bioleum fuels, thereby filling America’s entire annual oil demand for energy and transportation while contributing to extraordinary prosperity across rural American industrial and farming communities.”

Comstock Fuels plans to partner with oil producers and enable domestic energy dominance by directly building, owning, and operating a network of U.S. Bioleum Refineries. Comstock Fuels plans to demonstrate the remarkable economic and other incentives of its solutions at scale with a 75,000 metric ton per year commercial demonstration facility in Oklahoma, which is now also planned to include a local 5,000-acre fuel farm based on the Hexas energy crop technologies.

Transformative Development Opportunity

“At Hexas, we believe in making the highest and best use of natural resources,” added Wendy Owens, Hexas’ chief executive officer. “This includes providing industries with access to abundant, carbon negative, and ecologically positive feedstocks. Our philosophical and strategic alignment with Comstock leverages two quality-minded systems capable of sustainable, global, natural, social and financial impact. We are ready to integrate and deploy our capacity and solutions into what should quickly prove out to be a truly carbon negative impact in liquid fuels.”

“Including an embedded feedstock model in our system provides unprecedented benefits to our renewable fuel solutions, supply chains and partners,” added David Winsness, Comstock Fuels’ president. “While our solutions are designed to process most known forms of lignocellulosic biomass, the Hexas technologies now allow us to “anchor” each of our owned and licensed Bioleum Refineries with a captive, perpetual feedstock supply, ensuring the reliability, consistency, scale, and pricing needed to mitigate risk and maximize profitability. Existing project developers and producers should consider this announcement as an open call to partner with us to change their process technologies and elevate their solutions.”

Kreisler concluded, “Our ultimate ambition is to build shareholder value by systemically empowering agricultural, forestry, pulp and paper, renewable fuels, petroleum, energy, and mobility stakeholders to license and deploy our solutions across their respective industries at speeds that are far greater than any single company could ever achieve. We are laser focused on enabling that system, and we couldn’t be more excited to partner with Hexas and its remarkable team.”

The new agreement also calls for a $500,000 strategic investment into Hexas from Comstock Fuels and for the two companies to execute a joint development agreement to collaborate on site development activities for planned Bioleum Refineries and further innovations for Comstock Fuels.

About Hexas Biomass Inc.

Hexas Biomass Inc. (“Hexas”) produces purpose grown plant-based feedstock solutions from proprietary varieties of a giant perennial grasses, including XanoGrass™ to produce XanoFiber™. XanoGrass™ is a perennial, fast growing, extremely high yielding biomass that is pest resistant, with remarkably wide climate and soil type adaptions that supplements traditional feedstocks at equal or better performances and lowers costs while leveraging existing infrastructures.

About Comstock Fuels Corporation

Comstock Fuels Corporation (“Comstock”) delivers advanced lignocellulosic biomass refining solutions that set industry benchmarks for production of cellulosic ethanol, gasoline, renewable diesel, sustainable aviation fuel (“SAF”), and other renewable fuels, with extremely low carbon intensity scores of 15 and market-leading yields of up to 140 gallons per dry metric ton of feedstock (on a gasoline gallon equivalent basis, or “GGE”), depending on feedstock, lignin content, site conditions, and other process parameters. Comstock plans to contribute to domestic energy dominance by directly building, owning, and operating a network of Bioleum Refineries in the U.S. to refine 50 million tons of biomass annually into 8 billion gallons of renewable fuel by 2035, starting with its first 75,000 TPY commercial demonstration facility in Oklahoma. Comstock also licenses its advanced refining solutions to third parties for additional production in the U.S. and global markets, including several recently announced and other pending projects. To learn more, please visit www.comstockfuels.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies that are deployable across entire industries to contribute to energy abundance by efficiently extracting and converting under-utilized natural resources, such as waste and other forms of woody biomass into renewable fuels, and end-of-life electronics into recovered electrification metals. Comstock’s innovations group is also developing and using artificial intelligence technologies for advanced materials development and mineral discovery for sustainable mining. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its Twitter, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

RB Milestone Group LLC

Tel (203) 487-2759

ir@comstockinc.com

For media inquiries or questions:

Comstock Inc., Tracy Saville

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

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